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                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

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The following is a list of individuals who have qualified to run for election to position on the board of directors of NYMEX Holdings, Inc., or the COMEX governors committee, the category in which they will run, and how many positions are available. The NYMEX Holdings, Inc., board election will be held on March
16, and the COMEX governors committee election will be held on March 9. To read about each candidate, please click on the candidate's name.

CHAIRMAN of the Board (ONE three-year term)

     o    Mitchell Steinhause (STEN)

FUTURES COMMISSION MERCHANT (ONE three-year term)

     o    Gary Rizzi (RAZZ) (Incumbent)

LOCAL (ONE three-year term)

     o    Daniel Dicker (DANO)

     o    Michael McCallion (MMC)

     o    Mitchell Stern (MJS)

FLOOR BROKER (ONE three-year term)

     o    Gordon Rutledge (OPEC) (Incumbent)

TRADE (ONE three-year term)

     o    Stephen Forman (Incumbent)

AT LARGE (ONE three-year term)

     o    Kenneth Garland (CASH) (Incumbent)

EQUITY HOLDER (ONE three-year term)

     o    Bruce Fein

     o    Harvey Gralla

     o    Michel Marks (Incumbent)

     o    Richard Saitta

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PUBLIC (TWO three-year terms)

     o    Ronald Comerchero

     o    Harley Lippman (Incumbent)

     o    Robert Steele (Incumbent)

CHAIRMAN of the Board

Mitchell Steinhause (STEN)

       (PHOTO
MITCHELL STEINHAUSE)

          Mitchell Steinhause has been the Exchange vice chairman for the past two years and a member of the Exchange since 1975, working as a floor broker for 15 years and, for the last 14 years as a local. He received his bachelor of arts degree from the University of Pittsburgh and holds a master of business administration in accounting from St. John's University.

          Mr. Steinhause was first elected to the board in 1992 and has been a member of the executive committee for the past 10 years. Mr. Steinhause says it is his practical approach to committee work and problem solving that resulted in accomplishing many significant projects to be successful during his board tenure.

He says, "My involvement with Exchange projects have been extensive over my 12 years on the board. I served on the NYMEX/COMEX negotiating committee and played an integral role on the project management committee in the construction of our present building. As chairman of the member benefits committee, I take great pride in having introduced many of the benefits we enjoy today."

Mr. Steinhause currently serves as chairman of the facilities committee, business conduct committee, and equity holders committee and is a member of the compliance review, local advisory, and COMEX governors committee. He was the vice chairman of the finance committee for seven years.

Mr. Steinhause says, "Each year the challenge to the Exchange grows. New technology allows electronic trading systems to attack our open outcry system. I'm a firm believer in our method of trading which provides liquidity and transparency that cannot be rivaled. It provides a marketplace where all of our constituents, FCMs, oil companies, floor brokers, and locals can most efficiently accomplish their business."

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Mr. Steinhause points out that despite his veteran service, he has remained open to innovative ideas as well, in supporting the Exchange's restructuring into a for-profit corporation and in listening to customer needs and responding by providing them with TAS, LOX, and EFS. He says, "The ability to listen to our membership is my greatest value to the Exchange. The ability to adapt to change is most important and I have a strong track record of doing that over my 29 years as a member."

Mr. Steinhause is the beneficial owner of one share of common stock of NYMEX Holdings, Inc., and one Class A membership in New York Mercantile Exchange, Inc.

FUTURES COMMISSION MERCHANT

Gary Rizzi (RAZZ)

    (PHOTO
  GARY RIZZI)

          Gary Rizzi has served on the board of directors for the past nine years and on the executive committee for the past four years. He has served as the secretary of the Exchange for three of those four years. He has been a member of the floor community for 25 years. After working for Dean Witter for a year as a clerk, Mr. Rizzi joined A.G. Edwards and became floor manager in 1982. He has been an officer of the firm and a conferring member of the Exchange for 20 years. He is also a member of the COMEX Division and both divisions of the New York Board of Trade.

          Mr. Rizzi has been actively involved in Exchange issues for 16 years through his extensive committee and board service. He is currently chairman of clearing, by-laws, and arbitration committees and vice chairman of the facilities committee. He is the former chairman of the membership, Futures Commission Merchant (FCM) advisory, and technology committees. Mr. Rizzi also serves on the New York Board of Trade technology committee.

A staunch advocate of the benefits of open outcry trading, Mr. Rizzi has always viewed his leadership role as an opportunity to bring the latest technologies to the trading floor, reinforcing the efficiencies of this environment. He says that, as a result of his vision and tenacious efforts, the Board and membership have embraced the concept of wrapping the floor in technology and his guidance continues to be paramount to the current initiative on hand-held trading pads and electronic order routing.

Mr. Rizzi feels that technology alone is not sufficient to expand the horizons of the Exchange and places an equal degree of emphasis on the development of products, as well as strategic alliances that will exploit new opportunities.

As chairman of the FCM advisory committee, Mr. Rizzi instated cost-reduction programs to help keep business on the floor, while, at the same time, seeking greater cost savings in Exchange operations.

Mr. Rizzi was responsible for finding and oversight of the construction of the Exchange disaster recovery trading and technology site. He was directly involved with the lease negotiations that brought the New York Board of Trade into our building and increased rental revenue to the Exchange.

Mr. Rizzi is proud of the painstaking attention to detail he devotes to every issue that comes before the Board.

Throughout his tenure, Mr. Rizzi has made it a priority to act as a member advocate in his representation on the Board, not just for his own FCM constituency, but for all segments of the membership. He views it as his responsibility to be well-informed and immediately responsive on every issue. His operation is on the trading floor, but he is also easily reachable by phone throughout the business day, acting as a three-way liaison and conduit between the floor, upstairs community, and board of directors.

Mr. Rizzi says, as members, we should all remember that this Exchange is ours. We should all participate in the future growth and success of this institution, not only by electing the right board representatives each year, but also by giving them the value of our continued input throughout the year.

Mr. Rizzi is the beneficial owner under an agreement of two shares of common stock of NYMEX Holdings, Inc., and two Class A memberships in New York Mercantile Exchange, Inc.

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LOCAL

Daniel Dicker (DANO)

   (PHOTO
DANIEL DICKER)

          Daniel Dicker has been a local on the New York Mercantile Exchange for his entire 22-year career. He is particularly proud of playing a key role in developing the new NYMEX Division PJM electricity futures contracts, the first successful product to be introduced to the Exchange trading floor in more than 13 years.

          He has served on various committees, including the electricity steering and advisory committee as well as the floor broker advisory committee. He has also participated as part of the Exchange team for the past six years in the Swim Across America, a charitable event that raises hundreds of thousands of dollars for cancer research.

          Mr. Dicker holds a bachelor of science degree from the State University of New York at Stony Brook and lives in Great Neck with his wife and two children.

Mr. Dicker has also appeared numerous times as a market analyst on the major financial networks including CNBC, and has recently had an article published in the Exchange trade publication Energy in the News.

Mr. Dicker is the beneficial owner of two shares of common stock of NYMEX Holdings, Inc., and two Class A memberships in New York Mercantile Exchange, Inc.

Michael McCallion (MMC)

(PHOTO
MICHAEL MCCALLION)

          Michael McCallion has worked his way up through the Exchange, beginning as a clerk and rising to vice president at Dean Witter Reynolds. He attributes his success as a floor broker for a futures commission merchant to self-discipline, diligence, and an ability to create order from chaos, skills that were first honed during his years of service in the United States Armed Forces. His commitment to getting the job done is apparent on the floor, as well as in the beneficial relationships he has developed with clients over the years. Mr. McCallion's experience as a problem-solver and go-to-guy is evidenced by his service on eight Exchange committees and as a director of the Commodities Floor Brokers and Traders Association. He feels these attributes make him an ideal candidate to assume the position of local representative on the Exchange board of directors.

The realizations of Mr. McCallion's dream of purchasing a seat was the catalyst for his active participation in Exchange committees and a logical stepping stone to his immediate pursuit of becoming a board member. Mr. McCallion points to his contributions to the project management, facilities, finance, membership, arbitration, food service, health club, and benefit committees, as well as his familiarity with the inner workings of the Exchange, as evidence of his leadership ability.

In fact, Mr. McCallion was the only non-board member to serve on the project management committee, hand-selected to help oversee the grant process, financing and constructions of the new building - the largest physical and financial undertaking in Exchange history.

"Accountability and adherence to the bottom line have been my goals as a finance committee member," says Mr. McCallion. "Our recent dividends are a direct result of these efforts." Toward this end, he is currently working on creating a more efficient distribution of profits for shareholders.

Mr. McCallion believes that the opportunity for newcomers to move and grow within the Exchange, as he has, is a direct result of the open outcry system. "It is imperative that we retain the ability to walk into the pits on a daily basis," he states, although we owe it to ourselves to continue exploring available technological opportunities that will enable us to more effectively capture global market share."

"We have the opportunity to capitalize on our past successes by seeking new avenues to grow our business," he says. "Our new NYMEX ClearPort(sm) system is an example of technology that allows us to expand our scope of business and opportunity. Our goal is to seize the future while retaining the solid reputation that defines the Exchange."

Mr. McCallion states that he has proven his allegiance during the past 23 years by voluntarily serving its membership. He says his contributions are evident in not only the way the Exchange has evolved, but through its current positive climate and that his personal dedication and integrity qualifies him to speak with a unified voice on behalf of the membership.

"It's inconceivable to me to not give back to the profession and membership that changed my life," Mr. McCallion says. "I am honored to have earned the chance to increase my commitment to the Exchange by serving as a local representative to the board."

Mr. McCallion is the beneficial owner of one share of common stock of NYMEX Holdings, Inc. and one Class A membership in New York Mercantile Exchange, Inc.

Mitchell Stern (MJS)

    (PHOTO
MITCHELL STERN)

          Mitchell Stern has worked on the floor of the Exchange for more than 25 years. He has been a member of COMEX since 1982 and a member of the New York Mercantile Exchange since 1991. He says, "The Exchange has provided my family with a very nice lifestyle, and I would like to contribute to its future growth."

          Mr. Stern feels that it is particularly important at this time to leverage the Exchange's dominant position in the marketplace. He says, "The Exchange must work hard and continue to offer new products and services as the industry changes. The open outcry system represents one of the Exchange's greatest assets and as such must be protected. As a local representative on the Board, I will help secure that asset."

Mr. Stern states that his primary purpose in running for the board is to improve communication between the floor and the board. His voice on the Board will be "the voice of a floor trader" and he will be committed to making sure that voice is heard.

Mr. Stern is the beneficial owner of one share of common stock of NYMEX Holdings, Inc., and one Class A membership in New York Mercantile Exchange, Inc.

FLOOR BROKER

Gordon Rutledge (OPEC)

    (PHOTO
GORDON RUTLEDGE)

          Gordon Rutledge began his career as the commodity newswire editor of Merrill Lynch in 1976. Eager to apply the theories of technical analysis he learned in college, he went to work for John Murphy at Merrill as a junior technical analyst the following year. He was assigned to cover the new interest rate and currency futures as well as the platinum, orange juice, and potato markets. By 1979, the unprecedented rise in interest rate and metals prices gave Mr. Rutledge the opportunity to apply his technical and communicative skills as a floor analyst for Merrill in copper and platinum.

          The vitality and personality of the floor hooked Mr. Rutledge. After going back upstairs for brief stint managing money, he left Merrill and went to work for Michel Marks at MercOil as a phone clerk in June 1981. Mr. Rutledge became a broker in September 1981.

In early 1982, John Tafaro approached Mr. Rutledge with the idea of starting a brokerage business. The result was J. Tafaro Brokerage which rode the explosive growth in energy futures trading during the 1980s to become one of the largest independent floor brokerage operations on the Exchange. Mr. Rutledge bought a seat in 1983 and became increasingly active in Exchange affairs. He served on the floor, settlement, arbitration, business conduct, and options advisory committees.

In August 1991, Mr. Rutledge left Tafaro and started Onyx Brokerage Inc. He continues to run this successful six person "boutique" operation with his partner Angelo Annuziato.

Mr. Rutledge was elected to the Exchange board in 2001. He serves as chairman of the control, floor broker advisory, and membership committees. He is on the Exchange political action committee board and is active in communicating the Exchange's positions on matters of importance to the appropriate legislative and/or regulatory body. He serves on the compliance review, e-miNY(sm), electricity, and ad-hoc security committees. Recently, he has also begun working to incentivize the floor community to adopt handheld technology for greater efficiency and to expand open-outcry price discovery into the global marketplace as the most transparent form of energy trading.

Mr. Rutledge has a bachelor of arts cum laude from Harvard University. He resides in New Jersey with his wife and children.

Mr. Rutledge is the beneficial owner of one share of common stock of NYMEX Holdings, Inc., and one Class A membership in New York Mercantile Exchange, Inc.


TRADE

Stephen Forman

          Stephen L. Forman began his career as a margin clerk for Shearson Hayden Stone in 1974. Throughout his 28-year career, he has advanced himself in the industry holding various positions covering a broad range of functionality both in operations and trading.

          Mr. Forman currently is a conferring member and senior vice president of sales for OTC-listed and derivative products at Prudential Financial Derivatives, LLC. Prior to that he was deputy managing director-tangible commodities of FIMAT USA, Inc., a wholly owned subsidiary of the Societe Generale Group.

Mr. Forman has been a board member for two years. He has served on various Exchange committees for years and currently serves as a board member of the New York Clearing Corporation.

During his tenure, he has served on many Futures Industry Association operations committees, the board of directors of Futures and Options for Kids, and has been an arbitrator for the National Futures Association since 1992.

Mr. Forman feels that he provides a broadened awareness of industry insight as an Exchange representative. "There are many challenges that still face us, such as open outcry, creative technology, innovative product development and cost reduction, to name a few. Most importantly, the membership has to be confident that the candidates they choose (for whatever category) will represent their collective concerns and be able to communicate a bipartisan agenda for discussing and resolving issues that affect us all."

He is married and has three children, Alyssa (22), Gregory (19) and William (3), and resides in New Jersey.

Mr. Forman is the beneficial owner of one share of common stock of NYMEX Holdings, Inc., and one Class A membership in New York Mercantile Exchange, Inc.


AT LARGE

Kenneth Garland (CASH)

    (PHOTO
KENNETH GARLAND)

          Kenneth Garland has served on the board of directors for the past three years. He has been a member of the New York Mercantile Exchange for the past 23 years. He started as a local in 1981, and acted as a floor broker in 1982 and 1983. Since purchasing his seat in 1983, he has exclusively traded as a local trader, concentrating most of his time in the gasoline ring.

          Mr. Garland feels that he is uniquely qualified for re-election to this board position based on his successful board experience as well as his extensive committee experience. He currently serves on the following committees:

     o Floor committee (chairman 2003-present, vice chairman 1999-2003, ring chairman 1997-1999, member since 1984)

     o Settlement committee (chairman 2003-2004, vice chairman 1999-2003, ring coordinator 1997-1999, member since 1986)

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     o    Petroleum products advisory (chairman 2001-2004, member since 1987)

     o    Local advisory (2000 through the present)

     o    Arbitration (1983 through the present, chairman 2001-2003)

     o Adjudication (1989 through the present, including serving as panel chairman since 1997)

     o    Security (2002-present)

     o    Compliance review (2003-present)

     o    e-miNY(sm) steering committee (2002-present)

Mr. Garland was also recommended by the Exchange in 1994 to represent it on the National Futures Association membership appeals subcommittee, a position he continues to hold to this day. He is a past member of the business conduct, appeals, and membership committees and also served two terms on the Exchange's nominating committee.

Mr. Garland cites his varied and extensive committee experience as something that has put him in key decision-making roles with both floor traders and the off-the-floor trading community. His leadership of the petroleum advisory committee has helped the Exchange weather the MTBE -- ethanol issue in 2003, and helped ensure a strong, vibrant gasoline contract. He feels this expertise and skill set will continue to enable him to make a difference in shaping the quality and integrity of the trading environment.

Mr. Garland says not only his committee activity, but also his observations over 20 years of Exchange membership, have prepared him to make and continue making valuable contributions to the board. He says, "I have witnessed constant evolution at the Exchange. Every time the Exchange changed anything, such as leaded gas to unleaded, contract specifications, settlement rules, etc., the members were always concerned about the future, but these changes all led to success and growth."

"As technology changes, we have to continue to adapt. Everyone knows me as one of the staunchest defenders of open outcry, but our electronic platform has become and will continue to be an integral part of our trading environment. These systems coupled with our strong open outcry system will help us continue our leadership role in the energy markets and keep our competition at bay. We must continue investigating strategic initiatives in order to increase our market share and expand our product line."

He also believes the board must bear more fiscal responsibility than ever before and, as a fiscal conservative, will continue to meet that expectation. He says, "Tough decisions will have to be made in order to continue the growth and vitality of our exchange."

Most importantly, he urges members to continue to take a positive approach to the future. "Our seat prices and lease prices are strong because our outlook is strong. I believe there are continued opportunities to aggressively pursue new contracts as well as new business ventures. The next few years will be critical to the Exchange's continued expansion, and I will continue to be an important voice for the membership-both on and off- the-floor -- in the process."

Mr. Garland is the beneficial owner of one share of common stock of NYMEX Holdings, Inc., and one Class A membership in New York Mercantile Exchange, Inc.

EQUITY HOLDER

Bruce Fein

  (PHOTO
BRUCE FEIN)

          Bruce Fein began his commodity career immediately out of college in 1977, after receiving a bachelors of arts in economics from the State University of New York at Stony Brook. His 19-year career spanned what he calls the most exciting and dynamic period in commodity history.

          Mr. Fein started working for Shearson on the Exchange in potatoes, only to experience the infamous potato default, followed by a tremendous rally in metals due to a period of exceptional inflation. Working diligently during this busy and exciting time, Shearson made Mr. Fein a broker on COMEX in 1980, when the exchange started trading financial instruments. It was a challenge to develop new business there. Fortunately, Bruce worked with a client who did arbitrage between New York and Chicago and, in a short time, he traded more contracts than any other company.

In early 1981, Mr. Fein became a broker on the New York Mercantile Exchange, working for NIVEL Commodities, an independent floor brokerage company trading heating oil. One year later, he purchased an Exchange seat. By 1982, NIVEL Commodities became one of the largest privately owned floor brokerage companies, with the futures commission merchant Premier Man as a main client and Mr. Fein servicing them. In 1985, he was hired to be Premier Man's first floor broker. The company grew by leaps and bounds, paralleling the burgeoning oil markets. Three years later, he took the plunge and became a local, solely trading his own account, an exciting and successful endeavor lasting eight years. During his career, he actively served on the membership committee and the broker training committee.

In 1996, at 40, Mr. Fein decided to explore other entrepreneurial endeavors. With numerous contacts in the entertainment field and lecture circuit, he formed a speaker's bureau. This proved so successful, he expanded to approach the corporate world, creating Intentional Development, a change management firm. His firm helps small to mid-size companies reorganize for better productivity and profitability. He also specializes in the area of meeting facilitation and corporate retreats. Mr. Fein's firm has aided such companies as Avaya Communication, Chase Manhattan Bank, National Car Rental, Big Brothers, Big Sisters, Barnes & Nobles, and Fairleigh Dickinson University. Further details on the firm are available at: www.IntentionalDevelopment.com.

Mr. Fein has been happily married for 23 years and resides in Livingston, New Jersey, with his wife, Susan, and three children, Lindsey, 20, Jared, 18, and Chase, 17. He has served on the board of trustees of Temple B'Nai Abraham, and as president of its Men's Club, and is currently chairman of its adult education committee. He headed the 75th anniversary committee of Boy Scout Troop 12, which included such esteemed guests as New Jersey Governor Thomas Kean.

Mr. Fein can be contacted at: bruce@intentionaldevelopment.com or at work at
(973) 992-1884.

Mr. Fein is the beneficial owner of one share of common stock of NYMEX Holdings, Inc., and one Class A membership in New York Mercantile Exchange, Inc.

Harvey Gralla

   (PHOTO
HARVEY GRALLA)

          Harvey Gralla received his bachelor's degree from Baruch College of Business Administration. He was awarded a New York State scholarship upon graduation from high school for scoring in the top 5% in a state-wide exam. He has been married for 36 years, with four children and 14 grandchildren. His son is currently a floor trader.

          Mr. Gralla began his career in the life insurance field and received a Chartered Life Underwriter degree. Through business associates, he met traders, transacted business with them, and became fascinated with the trading floor. In 1980, at 36, he changed careers, purchased a seat on the Exchange, and traded on the floor for 17 years. In addition to being an equity holder on the Exchange, he is also currently an active off-the-floor trader in the NYMEX Division energy complex. Mr. Gralla says, "Floor traders who know me for the past 24 years, know me to be a person of integrity and honesty, with very good business sense."

Mr. Gralla feels strongly that, as an experienced floor trader and off-the-floor trader, he can contribute to the ongoing success of the Exchange. He says he lives close to the Exchange, and plans to attend all board meetings and make himself available, at anytime on any day, to the equity holders, floor brokers, and off-the-floor members. He feels confident that he can be sensitive to the business needs of the entire Exchange membership. He wholeheartedly feels that the membership must have complete trust in its board and be fully informed of all ongoing Exchange issues for it to be an effective organization.

Mr.Gralla says he is very humbled by the support of many members who have committed to themselves to vote for him. He says, "If elected, I hereby commit myself to earn your continued support and trust on a daily basis."

Mr. Gralla is the beneficial owner of one share of common stock of NYMEX Holdings, Inc., and one Class A membership in New York Mercantile Exchange, Inc.

Michel Marks (Incumbent)

   (PHOTO
MICHEL MARKS)

          Michel D. Marks is a private investor, teacher, and consultant.

          Currently, he is president of SilibiS Corporation, advisors in corporate strategy and therapy. He also serves as a member of the board of Argus Media Ltd., an international oil price information company.

          He served as chairman of the board of the Exchange for nearly ten years, and is currently a director and chairman emeritus of the organization.

Under Mr. Marks' leadership, the Exchange established the first successful futures markets in energy products: heating oil, gasoline, crude oil, and natural gas. These became the primary benchmarks of international energy pricing, and were a major force in breaking the OPEC monopoly.

When Mr. Marks was first elected in 1978, he was the youngest person ever to lead a US futures market. At that time, a major default of its contracts nearly forced the Exchange to close its doors. Mr. Marks directed a major reorganization and turnaround. When he retired, the market had grown from the smallest in the US into the third largest in the world.

In recognition of his contribution to the energy and futures industries, Mr. Marks was selected 1986 Man of the Year by the Oil Trades Association. He has been featured in such publications as Forbes, the New York Times, Associated Press, Petroleum Management, and Oil Daily.

Mr. Marks was founder and president of MercOil Corp., an energy floor brokerage company as well as founder and president of regal Properties, Inc. of USA, a Florida property management company. He was a partner in FuturesNet, an internet-based futures information and communications company.

Mr. Marks served as a member of the board of directors of two educational organizations, the British American Educational Foundation and the Working Playground. He served as president of the Monmouth County Arts Council and the Count Basie Theater from 1992 to 1994.

Mr. Marks also lectures on market-related topics at Monmouth University. He has given countless talks and presentations to corporate leaders, commodity traders, college and high school students, and media representatives.

Mr. Marks is the beneficial owner of two shares of common stock in NYMEX Holdings, Inc., and two Class A memberships in New York Mercantile Exchange, Inc.

Richard Saitta

    (PHOTO
RICHARD SAITTA)

          Richard Saitta has been a member of the Exchange since 1976 and began his career as a floor broker working for a large commission house. In 1983, he created Star Futures Corp., an independent floor broker operation. He served on the board of directors of the Exchange in the floor broker category from 1983 until 2003. During his 27 years on the trading floor, he served on many of the Exchange committees and, in recent years, was chairman of the arbitration, by-laws, compliance review, and the floor and settlement committees. He purchased his Exchange membership in 1982 and also owns a membership on the COMEX Division.

          Mr. Saitta states that he has always been a believer in the Exchange and in its future. During his early years on the Exchange board, he created the settlement committee, participated in rewriting the Exchange rules for the arbitration committee and appointed public members to the committee for the first time.

He was involved in the merger with COMEX, and participated actively in the Exchange's move to its new facility. He was involved with the Exchange changing its charter to a "for-profit" corporation and, during his last term on the board, he was involved with initiatives such as NYMEX ClearPort(sm), the creation of the e-miNY(sm) futures contracts, and the implementation of the new electricity contract on the trading floor. After retiring from his floor brokerage business in April 2003, he stayed close to the issues by remaining active on both the equity owner advisory and the compliance review committees.

Mr. Saitta and his wife, Vivian have been married for 32 years and are proud that both their sons, Richard Jr. and John-Paul, are now working on the Exchange floor.

Mr. Saitta is the beneficial owner of one share of common stock of NYMEX Holdings, Inc., and one Class A membership in New York Mercantile Exchange, Inc.

PUBLIC

Ronald Comerchero

     (PHOTO
RONALD COMERCHERO)

          Ronald Comerchero was a member of the Exchange for 18 years, trading energy futures as a local, executing orders as a floor broker, and managing a successful futures commission merchant. When crude oil futures, gasoline futures, crude oil options, and natural gas futures, had their first opening sessions he had the privilege of being among the first to trade the new contracts. In the mid-1980s, Mr. Comerchero conceived and helped form a special committee to explore linkages to the International Petroleum Exchange with a mind towards an eventual acquisition. In 1993 Mr. Comerchero was elected to the Exchange board, on which he served for two years. While running for the board, and, as a member, he staunchly supported equity holders rights, for-profit status for the Exchange and a strategy of alliances with, and acquisitions of, other exchanges. He is gratified that positions he strongly advocated then have been broadly adopted now.

Mr. Comerchero has a deep understanding of the Exchange, both of the operations of the institution and the roles of trade, firms, futures commission merchants, floor brokers and locals. As a former equity owner, he appreciates the concerns of those who put their capital at risk, often at times when the Exchange's prospects where less promising than now. He has served as chairman or vice-chairman of the membership, arbitration, globalization, business conduct, and bylaws committees and as a member of numerous others. After leaving the floor in 1996, he founded Valhalla partners, a successful proprietary equities trading firm, and is currently the founder and managing member of Thunder Asset Management, a firm primarily focused on merger and statistical arbitrage strategies. Mr. Comerchero currently acts as the public member of the Exchange adjudication committee and is a board member of a publicly traded software company for which he was also a founding partner. Mr. Comerchero states that the Exchange as an institution has enjoyed tremendous success, reaching a point of great opportunity and great challenge. Exploiting these opportunities will take directors with broad-based knowledge of the Exchange, with an appreciation of the members who built it, and who have demonstrated they can work effectively with the current membership and board. Meeting the challenge of successfully integrating new products and acquisitions in an environment of increased emphasis on corporate governance issues will require individuals who can also provide an outside perspective borne of a variety of related business experience.

Mr. Comerchero is the beneficial owner of no shares of common stock of NYMEX Holdings, Inc., and no Class A memberships in New York Mercantile Exchange, Inc.

Harley Lippman (Incumbent)

   (PHOTO
HARLEY LIPPMAN)

          Harley Lippman is the Chief Executive Officer and owner of Genesis 10, an information technology consulting company he founded in 1999. Providing e-commerce, program and project management, strategy, and information technology services to Fortune 1000 companies nationwide, Genesis 10 employs approximately 1,000 people in 16 offices nationwide. Clients such as JP Morgan/Chase, Sprint PCS, Principal Financial Group, and Johnson Controls have evaluated Genesis 10 as outperforming other vendors. Genesis 10 has also been chosen as a preferred vendor by clients such as Citigroup, Lehman Brothers, Wells Fargo, 3M, BlueCross BlueShield, and Northwestern Mutual. The mission of Genesis 10 is to be a one-stop shop for information technology services.

Computerworld, the leading Information Technology magazine, listed Genesis 10 as one of the Top 100 emerging companies in 2001, ranking it among the top eight application service providers. Ernst & Young, a leading consulting and accounting firm, chose Harley Lippman as 2002's Entrepreneur of the Year. The Talent Economy magazine listed Genesis number nine out of 100 fastest growing information technology staffing companies in its December 2002 edition (according to the data in this magazine, Genesis10 was more than three times the size of the number one fastest growing company in this survey, making Genesis10 the most successful firm, according to industry experts).

Prior to starting Genesis 10, Mr. Lippman was the founder and sole owner of Triad Data Inc., also an information technology consulting firm. Triad Data listed among its clients: Citibank, Goldman Sachs, Delta Airlines, and Miller Brewing Company. In 1997, INC magazine put Triad on its prestigious INC 500 list of the fastest growing private companies in America. Mr. Lippman merged Triad Data in 1998 with a publicly held company just before founding Genesis 10.

Mr. Lippman earned a master's degree in International Affairs at Columbia University, where he received their highest scholarship award and graduated number three in his class. He earned his bachelor's degree from The State University of New York, Stony Brook, where he graduated with highest honors as a political science major. He was then awarded a Fulbright Scholarship to study in Eastern Europe. Mr. Lippman was the first American undergraduate exchange student to study political science in a communist country since World War II.

For the past six years, Mr. Lippman has been a public director of the New York Mercantile Exchange, is chairman of the political action committee, and is a member of the audit, corporate governance, and compensation committees. He is co-chairman of the Dean's Council at the Columbia University School of International and Public Affairs.

Mr. Lippman has been named chairman of the advisory board of the American Jewish Congress on World Jewish Affairs and serves as vice chair of its national governing council. He is co-chairman of the New York International Affairs Committee, a member of the executive committee of the New York Regional Board, and a member of the Executive Committee and National Commission of The Anti Defamation League of B'nai B'rith. Mr. Lippman is also a board member of the Middle East Forum, an independent policy think tank on Middle Eastern issues. He is a citizen's advisory board member of the bipartisan House of Representatives and Senate Caucuses on U.S./Israel Security Cooperation which is chaired by republicans and democrats (senators and congressmen). He has also been named chairman of Congresswoman Carolyn Maloney's Foreign Policy Advisory Committee.

Mr. Lippman is married and has three children. He is very active as a political fund-raiser and as a supporter of children's charities. He took a personal role in supporting New York's oldest charity (Graham Windham), and was a major contributor to Feed The Children, sponsoring this organization's Christmas event in Harlem in December 2000. Mr. Lippman is also a major contributor to Engine Company 22 Family Fund in New York City, which lost nine firefighters on September 11, 2001. In 2002 and 2003, he supported Leiters Landing, a children's charity led by Al Leiter of the New York Mets. Mr. Lippman encourages all Genesis10 employees to work with charitable groups of their choice.

Mr. Lippman is the benficial owner of no shares of common stock of NYMEX Holdings, Inc., and no Class A memberships in New York Mercantile Exchange, Inc.

Robert Steele (Incumbent)

   (PHOTO
ROBERT STEELE)

          Robert H. Steele, 65, is vice chairman of John Ryan Company, an international financial services marketing firm, and is director of the Merlin Financial Center in Stamford, Connecticut. The Merlin Center is a widely acclaimed research, development, and concept center established by John Ryan Company to help senior bank, brokerage, and insurance executives focus on the future of retail financial distribution.

          A former banker, Mr. Steele has been a frequent speaker at banking conferences in the US and abroad, and is recognized as a leading pioneer and innovator in bank marketing, product development, and bank branch design.

He currently serves on four corporate boards and is chairman of the board of Moore Medical Corporation, a national distributor of pharmaceuticals and medical supplies.

Mr. Steele was a U.S. Congressman (Second District, CT) from 1970 to 1974. While in Congress, he served on the House Foreign Affairs Committee, was the ranking minority member of Latin American Subcommittees, and chaired or co-chaired Congressional task forces on international drug trafficking and problems of the aging. Following Congress, he was appointed chairman of the Social Security committee of the White House Conference on Aging.

Mr. Steele is a graduate of Amherst College and earned a masters of arts in government and the Certificate of the Russian Institute from Columbia University. He served as a Soviet affairs specialist in the Central Intelligence Agency from 1963 to 1968. He was a visiting lecturer in government at the United States Coast Guard Academy and is the recipient of an honorary doctor of law degree from Sacred Heart University in Connecticut.

Mr. Steele and his wife, Betsy, have four grown children and live in Essex, Connecticut.

Mr. Steele is the beneficial owner of no shares of common stock in NYMEX Holdings, Inc., and no Class A memberships in New York Mercantile Exchange, Inc.

A proxy statement containing important information about the election of directors of NYMEX Holdings, Inc. and other matters will be filed with the Securities and Exchange Commission and mailed to the stockholders of NYMEX Holdings prior to the NYMEX Holdings' Annual Meeting of Stockholders scheduled for March 16, 2004. You are encouraged to read the proxy statements when it becomes available. When it is filed with the SEC, the proxy statement, as well as all of NYMEX Holdings' SEC filing, can be obtained free of charge from the SEC's website at www.sec.gov. Copies may also be obtained free of charge from the Office of Corporate Governance of NYMEX Holdings.